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                                                                    EXHIBIT 23.4



                     CONSENT OF PRICEWATERHOUSE COOPERS LLP


We hereby consent to the incorporation by reference in this Registration Statement of JDS Uniphase Corporation on Form S-8 of our Report dated July 20, 1999, except as to Note 14, which is as of July 27, 1999, relating to the financial statements of E-TEK Dynamics, Inc. as of June 30, 1998 and 1999 and for each of the three years in the period ended June 30, 1999, which report appears in the Current Report on Form 8-K of JDS Uniphase Corporation filed January 17, 2000.




/s/     PRICEWATERHOUSECOOPERS LLP
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San Jose, CA
February 8, 2000